SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         CALIFORNIA WATER SERVICE GROUP
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)


                                   77-0448994
                                   ----------
                     (I.R.S. Employer Identification Number)


      1720 North First Street, San Jose, California             95112-4598
      ---------------------------------------------             ----------
      (Address of principal executive offices)                  (Zip Code)


             California Water Service Group Long Term Incentive Plan
             -------------------------------------------------------
                            (Full Title of the Plan)

                                 Peter C. Nelson
                         California Water Service Group
                             1720 North First Street
                             San Jose, CA 95112-4598
                             -----------------------
                     (Name and address of agent for service)

                                 (408) 367-8200
                                 --------------
           Telephone Number, Including Area Code, of Agent For Service

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------ ------------------------- ------------------------ ------------------
                        Amount                                       Proposed Maximum
Title Of Securities     To Be              Proposed Maximum          Aggregate Offering       Amount Of
 To Be Registered       Registered         Offering Price Per Share  Price                    Registration Fee
----------------------- ------------------ ------------------------- ------------------------ ------------------

Common Stock, par
value $0.01 per share    1,388,500 shares         $25.35 1/             $35,198,475.00 2/         See below
----------------------- ------------------ ------------------------- ------------------------ ------------------
Common Stock, par
value $0.01 per share    58,000 shares 3/           $25.94                $1,504,520.00           See below
----------------------- ------------------ ------------------------- ------------------------ ------------------
Common Stock, par
value $0.01 per share    53,500 shares 4/          $23.0625               $1,233,843.75         $9,500.00 2/
----------------------- ------------------ ------------------------- ------------------------ ------------------

1/ Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Group's common stock as reported on the New York Stock Exchange on May 4, 2001. In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b).

2/ Calculated on the basis of the maximum aggregate offering price of all the securities listed, pursuant to Rule 457(o).

3/ Represents shares of Common Stock underlying option grants made effective January 2, 2001 at an exercise price of $25.94 per share, 25% of which will become exercisable on January 2, 2002.

4/ Represents shares of Common Stock underlying option grants made effective June 28, 2000 at an exercise price of $23.0625 per share, 25% of which will become exercisable on June 28, 2001.


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


                                     Part I

    Note: The document(s) containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The Group hereby incorporates by reference in this registration statement the following documents:

    1) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

    2) The description of the Group's Common Stock set forth in the Registration Statement on Form 8-A under Section 12(b) of the Exchange Act and any future amendment or report filed for the purpose of updating such description; and

    3) The description of Preferred Stock Purchase Rights in the Registration Statement on Form 8-A under Section 12(b) of the Exchange Act filed February 13, 1998 and any future amendment or report filed for the purpose of updating such description.

    All documents filed by the Group with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the Group files a post-effective amendment which reports that all securities offered in this Registration Statement have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Registration Statement from the dates we file each of those documents.

Item 4.  Description of Securities.

    The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Officers and Directors.

    The Group's Certificate of Incorporation provides that the liability of the directors of the Group, both to the Group and to its stockholders, for monetary damages, including liability for breach of fiduciary duty, shall be eliminated to the fullest extent permissible under Delaware law. The Certificate also provides that the Group shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the Group, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

    The Group also maintains officers and director's liability insurance in the amount of $20,000,000.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    The Exhibit Index attached hereto is incorporated by reference.

Item 9.  Undertakings.

    (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


The Registrant.

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 7, 2001.


                                     CALIFORNIA WATER SERVICE GROUP



                                     By: /s/ Peter C. Nelson
                                         -------------------
                                         Peter C. Nelson
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY



    The officers and directors of California Water Service Group whose signatures appear below hereby constitute and appoint Peter C. Nelson and Gerald
F. Feeney, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 18, 2001


Signature                             Title                                      Date
---------                             -----                                      ----
/s/Peter C. Nelson                    President and Chief Executive             April 18, 2001
------------------                    Officer (Principal Executive
Peter C. Nelson                       Officer) and Director


/s/Gerald F. Feeney                   Vice President, Chief Financial           April 18, 2001
-------------------                   Officer and Treasurer (Principal
Gerald F. Feeney                      Financial Officer)

/s/Robert W. Foy                      Chairman of the Board of Directors        April 18, 2001
----------------
Robert W. Foy

/s/Edward D. Harris, Jr., M.D.        Director                                  April 18, 2001
------------------------------
Edward D. Harris, Jr., M.D.

/s/Robert K. Jaedicke                 Director                                  April 18, 2001
---------------------
Robert K. Jaedicke

/s/Richard P. Magnuson                Director                                  April 18, 2001
----------------------
Richard P. Magnuson



                                       7





Signature                             Title                                      Date
---------                             -----                                      ----

/s/Langdon W. Owen                    Director                                  April 18, 2001
------------------
Langdon W. Owen

/s/Linda R. Meier                     Director                                  April 18, 2001
-----------------
Linda R. Meier

/s/George A. Vera                     Director                                  April 18, 2001
-----------------
George A. Vera

                                  EXHIBIT LIST

4.1      Certificate  of   Incorporation   of  California  Water  Service  Group
         (incorporated by reference to Exhibit A of the Registrant's Proxy Statement dated March 18, 1999*)

4.2 Restated By-laws of California Water Service Group as amended on January 26, 2000 (incorporated by reference to Exhibit 3-2 to Form 8-K dated January 26, 2000*)

4.3 California Water Service Group Long Term Incentive Plan (incorporated by reference to Appendix A of the Group's Proxy Statement dated March 17, 2000*)

5        Opinion of counsel as to the legality of securities being registered

23.1     Consent of counsel (included in Exhibit 5)

23.2     Consent of independent auditors

23.3     Consent of independent public accountants

24 Power of attorney (included in signature page of this registration statement)


----------------
*        File No. 001-13883.


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